EXHIBIT 21
Subsidiaries of
American Electric Power Company, Inc.
As of December 31, 2011
The voting stock of each company shown indented is owned by the company immediately above which is not indented to the same degree.  Subsidiaries not indented are directly owned by American Electric Power Company, Inc.

		Percentage of
		Voting Securities
	Location of	Owned by
Name of Company	Incorporation	Immediate Parent
American Electric Power Company, Inc.	New York
American Electric Power Service Corporation	New York	100.0
AEP C&I Company, LLC	Delaware	100.0
AEP Coal, Inc.	Nevada	100.0
AEP Credit, Inc.	Delaware	100.0
AEP Fiber Venture, LLC	Virginia	100.0
AEP Generating Company	Ohio	100.0
AEP Investments, Inc.	Ohio	100.0
AEP Nonutility Funding LLC	Delaware	100.0
AEP Pro Serv, Inc.	Ohio	100.0
AEP Resources, Inc.	Ohio	100.0
AEP T&D Services, LLC	Delaware	100.0
AEP Transmission Holding Company, LLC	Delaware	100.0
AEP Utilities, Inc.	Delaware	100.0
AEP Texas Central Company	Texas	100.0
AEP Texas Central Transition Funding LLC	Delaware	100.0
AEP Texas Central Transition Funding II LLC	Delaware	100.0
AEP Texas North Company	Texas	100.0
AEP Texas North Generation Company LLC	Delaware	100.0
CSW Energy, Inc.	Texas	100.0
CSW Energy Services, Inc.	Delaware	100.0
Electric Transmission Texas, LLC	Delaware	50.0	(a)
AEP Utility Funding LLC	Delaware	100.0
Appalachian Power Company	Virginia	100.0
Cedar Coal Co.	West Virginia	100.0
Central Appalachian Coal Company	West Virginia	100.0
Central Coal Company	West Virginia	50.0	(b)
Southern Appalachian Coal Company	West Virginia	100.0
Franklin Real Estate Company	Pennsylvania	100.0
Indiana Michigan Power Company	Indiana	100.0
Blackhawk Coal Company	Utah	100.0
Price River Coal Company	Indiana	100.0
Kentucky Power Company	Kentucky	100.0
Kingsport Power Company	Virginia	100.0
Ohio Power Company	Ohio	100.0
AEP Generation Resources Inc.	Delaware	100.0
Cardinal Operating Company	Ohio	50.0	(c)
Central Coal Company	West Virginia	50.0	(b)
Conesville Coal Preparation Company	Ohio	100.0
Distribution Vision 2010, LLC	Delaware	22.9	(d)
Ohio Valley Electric Corporation	Ohio	4.3	(e)
Indiana-Kentucky Electric Corporation	Indiana	100.0
OP Gavin, LLC	Delaware	100.0
Ohio Valley Electric Corporation	Ohio	39.2	(e)
Indiana-Kentucky Electric Corporation	Indiana	100.0
Power Tree Carbon Company, LLC	Delaware	12.0	(f)
Public Service Company of Oklahoma	Oklahoma	100.0
Southwestern Electric Power Company	Delaware	100.0
Arkansas Coalition for Affordable & Reliable Electricity, LLC	Arkansas	50.0	(g)
Dolet Hills Lignite Company, LLC	Delaware	100.0
Oxbow Lignite Company, LLC	Delaware	50.0	(g)
Southwestern Arkansas Utilities Corporation	Arkansas	100.0
The Arklahoma Corporation	Arkansas	47.6	(h)
Wheeling Power Company	West Virginia	100.0

NOTES:

(a)	Owned 50% by AEP Utilities, Inc and 50% by nonaffiliated companies.
(b)	Owned 50% by Appalachian Power Company and 50% by Ohio Power Company.
(c)	Owned 50% by Ohio Power Company and 50% by a nonaffiliated company.
(d)	Owned 22.9% by Ohio Power Company and 77.1% by nonaffiliated companies.
(e)	American Electric Power Company, Inc. and Ohio Power Company own 39.2% and 4.3% of the stock, respectively, and the remaining 56.5% is owned by nonaffiliated companies.
(f)	The remaining 88% is owned by nonaffiliated companies.
(g)	Owned 50% by Southwestern Electric Power Company and 50% by a nonaffiliated company.
(h)	Owned 47.6% by Southwestern Electric Power Company and 52.4% by nonaffiliated companies.